Exhibit 99.1

NASDAQ-GM — “TEAM”
FOR IMMEDIATE RELEASE, Tuesday, October 7, 2008
TechTeam Global Appoints New Chief Financial Officer
TechTeam completes leadership transformation achieving another milestone in the continuing transformation of the Company
SOUTHFIELD, MICHIGAN, October 7, 2008...TechTeam Global, Inc. (Nasdaq: TEAM), a worldwide provider of information technology (IT), enterprise support, and business process outsourcing services, today announced that Margaret M. (Margo) Loebl has joined the company as Corporate Vice President, Chief Financial Officer and Treasurer. This appointment completes the company’s planned leadership transformation announced earlier this year.
“For the past eight months, we have been building the foundation for a period of disciplined, focused and profitable growth based upon a well-defined strategy and business plan,” said Gary J. Cotshott, President and Chief Executive Officer. “Margo’s deep knowledge of international corporate finance, accounting, taxation, treasury and M&A will make her a key asset in the execution of our plan. In addition, her breadth of operations-oriented experience and best practices from key roles in leading global companies will contribute substantially to our goal of achieving functional excellence across the company.”
Cotshott continued, “We now have a deep leadership team of industry and functional experts with substantial experience building and operating successful global businesses. This positions TechTeam well to achieve our strategic objectives.”
Ms. Loebl is a seasoned global financial executive with over 25 years of experience and a proven record of success. She joins TechTeam from Archer Daniels Midland Company (ADM), where she was Group Vice President of Finance with responsibility for treasury, credit, private equity and benefit financing company-wide. In addition to being a strategic partner, Ms. Loebl drove numerous best practice initiatives at ADM and is most notably credited with the transformation of the Finance Group that resulted in significant cost savings and the restructuring of the ADM balance sheet.
Ms. Loebl has also held senior financial executive positions at Nike, Inc. and General Motors Corporation. Her background includes significant international assignments, including roles such as Treasurer of General Motors de Mexico, Controller of General Motors do Brazil and Treasurer of General Motors of Canada. She has had transactional experience in Latin America, Eastern Europe, Middle East/Africa and Asia. Her experience also includes working with financial planning and analysis, business planning, business development/M&A, risk management and tax teams. Ms. Loebl received her BA from Wellesley College and her MBA from the University of Chicago.
“TechTeam is implementing a major strategic and operational transformation, which will position the company to be a global IT service provider of choice,” said Ms. Loebl. “I am particularly excited by the substantial market opportunity for TechTeam to provide leading global organizations with high quality and cost-effective IT, enterprise support and business process outsourcing services on a global basis. In this position, I plan to leverage my past successes in driving global profits and implementing best practices in finance and operating groups. Finally, I am especially looking forward to working with Gary Cotshott

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com and all the other members of the leadership team to continue to grow the business and to drive maximum financial returns for the shareholders.”
As an incentive to employ Ms. Loebl, the Company has awarded Ms. Loebl an option to purchase 150,000 shares of TechTeam’s common stock and 35,000 shares of restricted stock, each of which vest in equal annual installments over four years.
About TechTeam Global, Inc.
TechTeam Global, Inc. is a worldwide provider of information technology, enterprise support and business process outsourcing services to Fortune 1000 corporations, multinational companies, product providers, small and medium-sized companies, and government entities. TechTeam’s ability to integrate computer services into a flexible, ITIL-based solution is a key element of its strategy. Partnerships with some of the world’s “best-in-class” corporations provide TechTeam with unique expertise and experience in providing information technology support solutions. For information about TechTeam Global, Inc. and its services, call 800-522-4451 from the United States or visit our Web sites at www.techteam.com and www.techteam.eu. TechTeam’s common stock is traded on the Nasdaq Global Market under the symbol “TEAM.”
Safe Harbor Statement
The statements contained in this press release that are not purely historical, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the potential impact of this acquisition on the Company’s revenue and earnings performance going forward. Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. There can be no assurance that it will have the impact on the Company’s financial condition and results of operations contemplated in this release. The forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission.
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Contacts:

TechTeam Global, Inc.	Boscobel Marketing	Boscobel Marketing
Chris Donohue	Communications	Communications
VP, Global Strategy & Marketing	Jessica Klenk	Michael Rudd
248-357-2866	(301) 588-2900 Ext. 121	(301) 588-2900 Ext. 115
cdonohue@techteam.com	jklenk@boscobel.com	mrudd@boscobel.com

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com